Excerpted pages from subject report

Free Writing Prospectus Dated November 27, 2017
Filed Pursuant to Rule 433 of the Securities Act of 1933
Registration Statement Nos 333-214531, 333-211178 and 333-211924

KeyBanc Capital Markets

The Leaderboard

Preferred Apartment Communities, Inc. (ticker: APTS)

Real Estate Investment Banking — November 17, 2017

David Gorden - Managing Director
(617) 385-6220
dgorden@key.com

Mark Koster - Managing Director
(770) 510-2150
mkoster@key.com

John Horrigan - Managing Director
(216) 689-4615
jhorrigan@key.com

Michael Hawkins - Managing Director
(212) 476-7425
michael.hawkins@key.com

The following presentation provides a detailed analysis of the Equity REIT market, including current trading, total return, leverage, coverage and valuation statistics.

This presentation analyzes 172 Equity REITs within the following 16 sectors:

- Health Care (18)
- Office (26)
- Data Center (5)
- Industrial (9)
- Office / Industrial (3)
- Shopping Center (18)
- Malls (8)
- Student Housing (2)
- Manufactured Housing (3)
- Multifamily (13)
- Self Storage (6)
- Lodging (19)
- Triple Net (17)
- Single Family (4)
- Timber (4)
- Specialty (17)

Industry Comps:
Section I presents a series of 52 ranking tables comprised of each of the 172 publicly traded Equity REITs plus the median values for each of the 16 sectors listed above.

Sector Comps:
Section II provides a series of tables which are broken by the 16 sectors listed above.

(median)	Healthcare	Office	Data Center	Industrial	Office / Industrial	Shopping Center	Malls	Student Housing	Manfact. Housing	Multi-family	Self Storage	Lodging	Triple Net	Single Family	Timber	Specialty	All REITs
Market Data																	
Current Yield	5.32%	3.48%	2.76%	2.65%	2.54%	4.63%	5.10%	4.27%	2.89%	3.40%	4.06%	5.84%	5.63%	1.40%	3.31%	5.52%	4.45%
Market Cap	$3,378	$2,982	$5,673	$3,189	$4,618	$2,558	$3,590	$4,247	$7,602	$7,267	$4,731	$2,332	$2,580	$3,848	$3,105	$3,355	$3,192
Aggregate	$102.7 B	$126.1 B	$76.7 B	$68.2 B	$15.1 B	$62.7 B	$101.4 B	$8.5 B	$16.5 B	$111.8 B	$60.2 B	$54.8 B	$70.4 B	$15.1 B	$34.2 B	$183.2 B	$1,107.3 B
Enterprise Value	$4,773	$5,166	$7,806	$4,266	$5,815	$3,970	$8,187	$6,119	$10,453	$10,890	$6,474	$3,697	$4,707	$6,469	$3,849	$7,302	$5,036
Aggregate	$161.9 B	$208.5 B	$99.2 B	$91.7 B	$18.0 B	$104.5 B	$177.5 B	$12.2 B	$22.3 B	$158.0 B	$74.6 B	$84.7 B	$112.7 B	$25.6 B	$41.5 B	$262.8 B	$1,655.7 B
Total Return																	
1 Week Total Return	-0.42%	-0.47%	-3.10%	-0.42%	-1.14%	1.21%	1.77%	-2.19%	-0.74%	-1.99%	-0.63%	0.42%	-0.02%	-2.86%	1.67%	-1.01%	-0.33%
3 Mnth. Total Return	-0.35%	4.54%	5.50%	6.66%	2.09%	1.91%	5.24%	-8.29%	2.53%	1.76%	17.40%	8.23%	4.68%	-7.96%	19.14%	4.97%	4.11%
LTM Total Return	15.10%	11.10%	45.47%	40.52%	22.09%	-3.86%	-20.18%	-4.28%	35.69%	21.32%	19.90%	14.54%	13.60%	2.92%	25.26%	27.14%	14.42%
2 Year Total Return	35.58%	30.66%	77.59%	73.56%	48.68%	-2.13%	-15.61%	11.74%	55.28%	26.74%	12.23%	20.09%	33.70%	-5.55%	38.33%	43.13%	26.87%
3 Year Total Return	25.88%	21.27%	134.02%	81.66%	48.35%	3.69%	-18.57%	19.82%	89.13%	34.21%	49.92%	0.81%	38.07%	-27.19%	36.10%	32.76%	25.85%
4 Year Total Return	41.42%	41.50%	225.61%	107.89%	56.91%	28.79%	0.21%	53.62%	159.90%	77.21%	55.92%	24.07%	57.54%	-43.47%	40.33%	52.71%	48.36%
5 Year Total Return	69.29%	65.58%	204.90%	154.24%	123.50%	51.00%	-7.21%	30.90%	200.67%	93.76%	120.87%	95.84%	99.46%	NA	69.00%	86.90%	77.38%
Leverage / Coverage																	
EBITDA / (IE + Pfd)	4.23x	3.46x	5.44x	4.15x	4.83x	3.43x	3.28x	7.60x	3.36x	3.01x	4.89x	4.42x	3.73x	2.07x	5.27x	3.60x	3.79x
(Debt + Pfd.) / EV	32.85%	35.07%	25.30%	23.52%	16.80%	38.99%	49.25%	27.18%	27.55%	37.75%	28.24%	37.37%	38.71%	36.92%	17.92%	36.72%	34.57%
Valuation																	
P / '17 FFO	15.14x	16.39x	20.89x	23.26x	21.69x	13.23x	13.13x	18.63x	23.03x	18.11x	20.52x	11.32x	14.37x	21.25x	48.93x	21.11x	16.36x
P / '18 FFO	14.33x	15.43x	18.78x	22.53x	21.11x	12.95x	11.55x	17.89x	20.44x	17.27x	19.32x	10.69x	13.83x	18.33x	42.61x	17.66x	15.50x
P / '17 AFFO	16.31x	22.43x	21.36x	28.83x	27.73x	17.15x	14.01x	19.60x	24.89x	20.94x	20.90x	13.05x	14.99x	24.66x	20.64x	14.72x	18.43x
P / '18 AFFO	15.34x	21.04x	19.39x	27.41x	26.78x	16.03x	13.13x	18.79x	22.31x	18.58x	20.07x	12.32x	14.25x	22.59x	19.43x	13.96x	17.35x
'17 FFO Payout	76.7%	51.4%	61.3%	62.9%	59.0%	64.7%	63.7%	79.5%	64.4%	66.2%	77.3%	55.4%	78.3%	31.4%	200.0%	101.1%	67.3%
'17 AFFO Payout	84.8%	78.2%	57.8%	76.8%	76.9%	82.0%	79.0%	83.6%	72.0%	72.7%	87.6%	66.8%	78.1%	23.0%	84.4%	79.7%	78.6%

1

3 Month Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. BRT Apartments 36.7% 2.4% 39.1% 81. Sunstone Hotel 4.7% 0.3% 5.0% 161. Welltower (4.4%) 1.2% (3.2%) 2. Life Storage 22.2% 1.5% 23.7% 82. Amer Tower (REIT) 4.5% 0.5% 5.0% 162. Investors RE Trust (4.8%) 1.2% (3.7%) 3. Cedar Realty Trust 21.7% 1.1% 22.8% 83. SPECIALTY SECTOR 4.5% 0.5% 5.0% 163. VEREIT (5.3%) 1.6% (3.7%) 4. CubeSmart 20.8% 1.3% 22.1% 84. Natl Retail Ppts 3.5% 1.2% 4.7% 164. Essex Property Tr (4.5%) 0.7% (3.8%) 5. Potlatch Corp 20.6% 0.9% 21.6% 85. TRIPLE NET SECTOR 3.5% 1.2% 4.7% 165. CoreCivic Inc. (5.6%) 1.5% (4.1%) 6. CatchMark Timber 19.8% 1.4% 21.2% 86. City Office REIT 2.8% 1.8% 4.6% 166. Gaming and Leisure (6.3%) 1.6% (4.8%) 7. NexPoint Resdl Tr 19.2% 1.1% 20.4% 87. Brandywine Realty 3.6% 1.0% 4.6% 167. Mack-Cali Realty (5.7%) 0.8% (4.9%) 8. Lamar Advertising 18.6% 1.6% 20.1% 88. STAG Indl Inc 3.3% 1.3% 4.6% 168. Education RealtyTr (6.2%) 1.0% (5.1%) 9. Macerich Co 17.9% 1.5% 19.4% 89. CyrusOne Inc 3.8% 0.8% 4.5% 169. Corp Office Ppts (5.2%) 0.0% (5.2%) 10. National Storage 17.9% 1.3% 19.2% 90. OFFICE SECTOR 3.3% 1.3% 4.5% 170. iStar Inc (5.5%) 0.0% (5.5%) 11. TIMBER SECTOR 17.9% 1.3% 19.1% 91. Alexandria RE 3.7% 0.8% 4.5% 171. American Homes (7.1%) 0.2% (6.8%) 12. SELF STOR SECTOR 16.2% 1.2% 17.4% 92. Independence Realt 2.6% 1.8% 4.4% 172. HCP Inc (8.2%) 1.3% (6.9%) 13. Weyerhaeuser Co 16.0% 1.1% 17.1% 93. Weingarten Realty 3.1% 1.2% 4.4% 173. Sabra Health Care (10.1%) 2.5% (7.5%) 14. Pebblebrook Hotel 15.0% 1.2% 16.3% 94. Simon Property 3.0% 1.2% 4.2% 174. SINGLE FAMILY SECTOR (8.7%) 0.7% (8.0%) 15. SBA Comms (REIT) 16.2% 0.0% 16.2% 95. Summit Hotel Ppts 3.0% 1.2% 4.1% 175. STDNT HOUS SECTOR (9.3%) 1.0% (8.3%) 16. Preferred Apt Comm 14.6% 1.5% 16.1% 96. SL Green Realty 3.3% 0.8% 4.1% 176. Altisource Resdl (10.3%) 1.2% (9.1%) 17. Whitestone REIT 13.5% 2.5% 16.1% 97. Sun Communities 3.2% 0.8% 4.0% 177. Condor Hospitality (10.9%) 1.7% (9.2%) 18. Ryman Hospitality 14.3% 1.5% 15.8% 98. Regency Centers 3.2% 0.8% 4.0% 178. New Senior Invt (12.6%) 2.5% (10.0%) 19. Monmouth RE Invt 14.7% 1.1% 15.8% 99. Boston Properties 3.3% 0.6% 3.9% 179. Washington Prime (13.3%) 2.6% (10.7%) 20. Armada Hoffler 14.1% 1.6% 15.7% 100. Federal Realty 3.1% 0.8% 3.9% 180. Extended Stay Am (10.8%) 0.0% (10.8%) 21. Sotherly Hotels 13.5% 2.1% 15.6% 101. Global Medical 1.4% 2.3% 3.7% 181. American Campus (12.4%) 0.9% (11.5%) 22. Community Hlthcr 12.2% 3.4% 15.6% 102. GEO Group Inc 1.6% 1.8% 3.5% 182. Seritage Growth (12.2%) 0.5% (11.7%) 23. Extra Space stge 14.5% 1.2% 15.6% 103. Paramount Grp Inc 2.8% 0.6% 3.4% 183. Omega Healthcare (14.6%) 1.8% (12.8%) 24. CIM Comm Tr 14.3% 0.7% 15.0% 104. DiamondRock Hsptly 1.9% 1.2% 3.1% 184. Reven Housing REIT (14.0%) 0.0% (14.0%) 25. Chatham Lodging 12.8% 1.8% 14.6% 105. Sr Housing Ppts Tr 1.0% 2.1% 3.1% 185. DDR Corp (15.9%) 1.8% (14.2%) 26. NorthStar Europe 13.3% 1.2% 14.5% 106. Digital Realty Tr 2.3% 0.8% 3.1% 186. New York REIT (14.3%) 0.0% (14.3%) 27. Chesapeake Lodging 12.5% 1.7% 14.2% 107. Global Net Lease 0.2% 2.5% 2.7% 187. Uniti Group (18.7%) 3.5% (15.2%) 28. GGP 12.8% 1.2% 14.0% 108. Agree Realty Corp 1.6% 1.1% 2.7% 188. CBL Ppty (29.4%) 2.2% (27.2%) 29. Rayonier Inc 12.4% 1.0% 13.4% 109. Vornado Realty Tr 1.7% 0.8% 2.6% 30. Bluerock Resdl 10.3% 3.1% 13.4% 110. Eqty LifeStyle 1.9% 0.6% 2.5% 31. Pennsylvania REIT 10.9% 2.3% 13.2% 111. MFG HOUSING SECTOR 1.9% 0.6% 2.5% 32. Urstadt Biddle 11.6% 1.4% 12.9% 112. LaSalle Hotel 0.9% 1.6% 2.4% 33. Host Hotels&Resort 11.0% 1.2% 12.2% 113. Tanger Factory 0.8% 1.5% 2.3% 34. One Liberty Ppts 10.2% 2.0% 12.1% 114. UMH Ppts Inc 0.9% 1.2% 2.1% 35. Xenia Hotels & Res 10.4% 1.5% 11.9% 115. PS Business Parks 1.5% 0.6% 2.1% 36. OUTFRONT (REIT) 9.7% 1.9% 11.6% 116. OFF/IND SECTOR 1.5% 0.6% 2.1% 37. Hospitality Ppts 9.4% 2.0% 11.4% 117. Wheeler REIT (0.9%) 2.9% 2.0% 38. Iron Mountain Inc 9.8% 1.5% 11.3% 118. Spirit Realty (0.2%) 2.2% 1.9% 39. Select Income REIT 9.0% 2.3% 11.3% 119. SHOP CTR SECTOR 0.8% 1.1% 1.9% RMS 3.1% 40. Medical Properties 9.3% 2.0% 11.3% 120. Duke Realty Corp 1.1% 0.7% 1.8% S&P 500 6.6% 41. EastGroup Ppts Inc 8.8% 0.8% 9.5% 121. Acadia Realty Tr 0.9% 0.9% 1.8% DJIA 8.0% 42. Lexington Realty 7.3% 1.9% 9.2% 122. Equity Resdl 1.0% 0.8% 1.8% 43. CorEnergy Infrastr 6.9% 2.2% 9.1% 123. MULTIFAMILY SECTOR 1.0% 0.8% 1.8% 44. Farmland Partners 7.5% 1.5% 9.1% 124. Urban Edge Ppts 0.7% 0.9% 1.6% 45. Apple Hospitality 7.2% 1.7% 8.9% 125. Healthcare Trust 0.4% 1.0% 1.4% 46. Prologis Inc 8.2% 0.7% 8.9% 126. Physicians Realty 0.1% 1.3% 1.4% 1. BRT Apartments 36.7% 2.4% 39.1% 47. Ramco-Gershenson 6.9% 1.8% 8.7% 127. Highwoods Ppts Inc 0.2% 0.9% 1.1% 2. NexPoint Resdl Tr 19.2% 1.1% 20.4% 48. Hudson Pacific 7.6% 0.8% 8.5% 128. Retail Properties (0.3%) 1.3% 1.0% 3. Preferred Apt Comm 14.6% 1.5% 16.1% 49. Liberty Ppty Trust 7.4% 1.0% 8.4% 129. Ashford Hsplty Pr (0.8%) 1.7% 0.9% 4. Bluerock Resdl 10.3% 3.1% 13.4% 50. Ashford Hsplty Tr 6.3% 2.0% 8.2% 130. Piedmont Office Tr (0.3%) 1.1% 0.8% 5. Camden Ppty Tr 4.7% 0.9% 5.6% 51. LODGING SECTOR 6.4% 1.8% 8.2% 131. Gladstone Land (0.2%) 1.0% 0.7% 6. Independence Realt 2.6% 1.8% 4.4% 52. Public Storage 7.1% 1.0% 8.2% 132. Healthcare Realty (0.2%) 0.9% 0.7% 7. Equity Resdl 1.0% 0.8% 1.8% 53. Kilroy Realty 7.5% 0.7% 8.1% 133. EPR Properties (0.8%) 1.5% 0.7% 8. UDR Inc (0.2%) 0.8% 0.7% 54. RLJ Lodging Trust 6.4% 1.7% 8.1% 134. UDR Inc (0.2%) 0.8% 0.7% 9. Aimco (2.7%) 0.8% (1.9%) 55. W. P. Carey Inc. 6.3% 1.6% 7.8% 135. InfraREIT (REIT) (0.7%) 1.1% 0.4% 10. AvalonBay Cmnties (3.2%) 0.8% (2.4%) 56. Gladstone Comm 6.0% 1.8% 7.8% 136. Global Slf Stge (1.0%) 1.3% 0.3% 11. MAA (3.9%) 0.8% (3.1%) 57. Douglas Emmett Inc 7.0% 0.6% 7.6% 137. Washington REIT (0.7%) 0.9% 0.2% 12. Investors RE Trust (4.8%) 1.2% (3.7%) 58. Saul Centers Inc 6.7% 0.8% 7.6% 138. Kimco Realty Corp (0.9%) 1.1% 0.2% 13. Essex Property Tr (4.5%) 0.7% (3.8%) 59. First Indl Realty 6.6% 0.7% 7.4% 139. Gramercy Property (1.3%) 1.2% (0.1%) 14. #REF! #REF! NA #REF! 60. Columbia Ppty Tr 6.3% 1.0% 7.4% 140. Realty Income Corp (1.2%) 1.1% (0.1%) 15. #REF! #REF! NA #REF! 61. Franklin St Ppts 5.1% 2.0% 7.1% 141. Universal Health (1.1%) 0.9% (0.2%) 16. #REF! #REF! NA #REF! 62. Getty Realty Corp 5.8% 1.0% 6.8% 142. CareTrust REIT (1.2%) 1.0% (0.2%) 17. #REF! #REF! NA #REF! 63. QTS Realty Trust 6.0% 0.8% 6.8% 143. HEALTHCARE SECTOR (1.4%) 1.1% (0.3%) 18. #REF! #REF! NA #REF! 64. Rexford Industrial 6.1% 0.5% 6.7% 144. Natl Health Invrs (1.7%) 1.2% (0.5%) 19. #REF! #REF! NA #REF! 65. INDUSTRIAL SECTOR 6.1% 0.5% 6.7% 145. Equity Cmnwlth (0.9%) 0.0% (0.9%) 20. #REF! #REF! NA #REF! 66. Terreno Realty 6.0% 0.6% 6.6% 146. Empire State Rlty (1.4%) 0.5% (0.9%) 21. #REF! #REF! NA #REF! 67. Crown Castle Intl 5.6% 1.0% 6.6% 147. Brixmor Property (2.5%) 1.4% (1.1%) 22. #REF! #REF! NA #REF! 68. Easterly Gvt Ppts 5.2% 1.3% 6.5% 148. American Assets Tr (2.0%) 0.6% (1.4%) 23. #REF! #REF! NA #REF! 69. Four Corners Ppty 5.3% 1.1% 6.3% 149. LTC Properties Inc (2.6%) 1.2% (1.4%) 24. #REF! #REF! NA #REF! 70. TIER REIT Inc 5.3% 1.0% 6.3% 150. Retail Opportunity (2.4%) 0.9% (1.5%) 25. #REF! #REF! NA #REF! 71. DCT Industrial Tr 5.7% 0.6% 6.3% 151. Cousins Properties (2.3%) 0.6% (1.7%) 26. #REF! #REF! NA #REF! 72. Taubman Centers 5.0% 1.3% 6.3% 152. Aimco (2.7%) 0.8% (1.9%) 27. #REF! #REF! NA #REF! 73. STORE Capital Corp 4.7% 1.3% 6.0% 153. Ventas Inc (3.2%) 1.1% (2.1%) 28. #REF! #REF! NA #REF! 74. Equinix (REIT) 4.7% 0.9% 5.6% 154. AvalonBay Cmnties (3.2%) 0.8% (2.4%) 29. #REF! #REF! NA #REF! 75. Camden Ppty Tr 4.7% 0.9% 5.6% 155. Invitation Homes (3.0%) 0.3% (2.7%) 30. #REF! #REF! NA #REF! 76. CoreSite Realty 4.6% 0.9% 5.5% 156. MGM Growth Ppts (4.2%) 1.2% (2.9%) 77. DATA CENTER SECTOR 4.6% 0.9% 5.5% 157. Kite Realty Grp Tr (4.5%) 1.4% (3.0%) 78. Gvt Ppts Incm Tr 3.0% 2.4% 5.4% 158. Hersha Hospitality (4.5%) 1.5% (3.0%) 79. Forest City Realty 4.7% 0.6% 5.3% 159. MedEquities Realty (4.9%) 1.9% (3.0%) 80. MALL SECTOR 4.0% 1.2% 5.2% 160. MAA (3.9%) 0.8% (3.1%) Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Sector Overview: Multifamily Indices 11 3 4 6 12 14 21 20 24 19 14 6 7 14 13 0 5 10 15 20 25 30 < -10.0% -10.0% to - 8.0% -8.0% to -6.0% -6.0% to -4.0% -4.0% to -2.0% -2.0% to 0.0% 0.0% to 2.0% 2.0% to 4.0% 4.0% to 6.0% 6.0% to 8.0% 8.0% to 10.0% 10.0% to 12.0%12.0% to 14.0%14.0% to 17.0% > 17.0% # o f C om pa nie s 12

Year to Date Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. SBA Comms (REIT) 60.0% 0.0% 60.0% 81. Natl Health Invrs 4.9% 4.0% 8.9% 161. Education RealtyTr (14.9%) 3.5% (11.4%) 2. CoreSite Realty 44.9% 3.8% 48.7% 82. Gramercy Property 4.5% 4.2% 8.8% 162. STDNT HOUS SECTOR (15.4%) 3.4% (12.0%) 3. Preferred Apt Comm 39.4% 6.4% 45.7% 83. TRIPLE NET SECTOR 0.7% 8.1% 8.8% 163. Ashford Hsplty Tr (17.0%) 5.0% (12.0%) 4. CyrusOne Inc 38.9% 3.2% 42.1% 84. Equity Resdl 6.2% 2.5% 8.6% 164. American Campus (15.8%) 3.3% (12.5%) 5. Amer Tower (REIT) 38.0% 2.1% 40.1% 85. Sunstone Hotel 7.5% 1.0% 8.5% 165. Hersha Hospitality (18.7%) 5.7% (13.0%) 6. BRT Apartments 34.2% 2.3% 36.5% 86. Cousins Properties 5.4% 3.0% 8.4% 166. Kite Realty Grp Tr (18.0%) 4.9% (13.1%) 7. CIM Comm Tr 16.5% 19.7% 36.2% 87. MAA 4.5% 3.6% 8.2% 167. Franklin St Ppts (19.3%) 5.5% (13.8%) 8. Equinix (REIT) 32.3% 2.5% 34.8% 88. Healthcare Trust 5.0% 3.2% 8.1% 168. Investors RE Trust (17.3%) 3.0% (14.3%) 9. DATA CENTER SECTOR 32.3% 2.5% 34.8% 89. Whitestone REIT 0.3% 7.6% 8.0% 169. Sabra Health Care (22.0%) 6.4% (15.6%) 10. Terreno Realty 30.5% 2.5% 33.1% 90. Gvt Ppts Incm Tr (1.1%) 9.0% 7.9% 170. Spirit Realty (21.0%) 5.2% (15.8%) 11. Rexford Industrial 30.2% 2.2% 32.4% 91. Easterly Gvt Ppts 4.0% 3.8% 7.8% 171. Farmland Partners (19.3%) 3.3% (16.0%) 12. Four Corners Ppty 28.0% 3.9% 31.9% 92. Armada Hoffler 3.3% 4.4% 7.7% 172. Brixmor Property (23.8%) 4.0% (19.7%) 13. Potlatch Corp 28.5% 3.2% 31.6% 93. HEALTHCARE SECTOR 2.9% 4.6% 7.5% 173. Wheeler REIT (27.0%) 7.0% (20.0%) 14. Iron Mountain Inc 25.5% 5.9% 31.5% 94. Columbia Ppty Tr 4.2% 2.9% 7.1% 174. Kimco Realty Corp (23.1%) 3.0% (20.1%) 15. Crown Castle Intl 26.8% 3.7% 30.5% 95. Welltower 1.5% 5.3% 6.8% 175. Reven Housing REIT (20.4%) 0.0% (20.4%) 16. NexPoint Resdl Tr 26.8% 3.6% 30.3% 96. Ventas Inc 3.0% 3.7% 6.7% 176. Mack-Cali Realty (23.1%) 2.1% (21.0%) 17. Pebblebrook Hotel 24.2% 4.5% 28.7% 97. AvalonBay Cmnties 4.1% 2.4% 6.5% 177. Taubman Centers (25.2%) 2.4% (22.8%) 18. Prologis Inc 25.6% 3.0% 28.6% 98. UMH Ppts Inc 1.0% 4.8% 5.8% 178. MALL SECTOR (27.3%) 4.5% (22.9%) 19. EastGroup Ppts Inc 25.5% 2.9% 28.4% 99. Extended Stay Am 1.9% 3.6% 5.5% 179. Washington Prime (29.5%) 6.6% (22.9%) 20. DCT Industrial Tr 25.7% 2.2% 27.9% 100. Sotherly Hotels 0.1% 5.1% 5.3% 180. Condor Hospitality (29.9%) 4.1% (25.8%) 21. INDUSTRIAL SECTOR 25.5% 2.5% 27.9% 101. MedEquities Realty (2.4%) 7.5% 5.0% 181. Tanger Factory (31.5%) 3.3% (28.1%) 22. Community Hlthcr 19.5% 7.7% 27.3% 102. City Office REIT (2.9%) 7.5% 4.6% 182. Ashford Hsplty Pr (32.6%) 3.3% (29.3%) 23. W. P. Carey Inc. 20.9% 5.7% 26.6% 103. Highwoods Ppts Inc 0.9% 3.6% 4.5% 183. New York REIT (29.8%) 0.0% (29.8%) 24. Eqty LifeStyle 23.6% 2.2% 25.8% 104. OFFICE SECTOR 1.3% 3.1% 4.3% 184. Uniti Group (37.5%) 5.8% (31.8%) 25. CareTrust REIT 21.7% 3.9% 25.5% 105. Hudson Pacific 1.9% 2.3% 4.2% 185. Pennsylvania REIT (39.2%) 3.3% (35.9%) 26. Gladstone Land 19.6% 4.8% 24.3% 106. Global Slf Stge (0.2%) 4.1% 3.9% 186. DDR Corp (45.8%) 3.1% (42.6%) 27. Weyerhaeuser Co 20.6% 3.4% 24.0% 107. Altisource Resdl 0.1% 3.6% 3.7% 187. CBL Ppty (49.9%) 4.7% (45.2%) 28. Sun Communities 20.9% 2.9% 23.8% 108. LTC Properties Inc (0.8%) 4.0% 3.3% 188. Invitation Homes 0.0% NA NA 29. MFG HOUSING SECTOR 20.9% 2.9% 23.8% 109. Paramount Grp Inc 1.3% 1.8% 3.1% 30. STAG Indl Inc 18.3% 5.4% 23.7% 110. Lexington Realty (2.2%) 5.2% 3.0% 31. Digital Realty Tr 20.2% 3.0% 23.2% 111. Kilroy Realty 1.2% 1.7% 3.0% 32. Gaming and Leisure 16.6% 6.4% 23.0% 112. Empire State Rlty 1.4% 1.6% 2.9% 33. TIMBER SECTOR 19.2% 3.7% 22.8% 113. American Homes 2.2% 0.7% 2.9% 34. Forest City Realty 20.7% 1.7% 22.4% 114. SINGLE FAMILY SECTOR 0.0% 2.9% 2.9% 35. Independence Realt 14.5% 7.3% 21.8% 115. Washington REIT (0.5%) 2.8% 2.4% 36. CatchMark Timber 17.3% 4.3% 21.7% 116. OUTFRONT (REIT) (2.7%) 4.6% 1.9% 37. InfraREIT (REIT) 16.4% 4.5% 21.0% 117. Apple Hospitality (3.3%) 5.2% 1.9% 38. Rayonier Inc 17.7% 3.1% 20.9% 118. LODGING SECTOR (2.9%) 4.9% 1.9% 39. National Storage 16.9% 3.9% 20.8% 119. Realty Income Corp (1.7%) 3.7% 1.9% RMS 5.6% 40. MGM Growth Ppts 15.8% 4.9% 20.7% 120. Boston Properties (0.6%) 1.8% 1.2% S&P 500 17.3% 41. SPECIALTY SECTOR 15.8% 4.9% 20.7% 121. Regency Centers (2.2%) 3.2% 0.9% DJIA 20.8% 42. Gladstone Comm 12.1% 7.5% 19.6% 122. Physicians Realty (4.0%) 4.6% 0.6% 43. Monmouth RE Invt 13.7% 5.0% 18.7% 123. Natl Retail Ppts (3.8%) 4.4% 0.6% 44. Medical Properties 12.0% 6.4% 18.4% 124. Aimco (2.8%) 3.2% 0.4% 45. NorthStar Europe 13.0% 5.4% 18.4% 125. Hospitality Ppts (6.2%) 6.6% 0.4% 46. Lamar Advertising 13.9% 4.1% 18.0% 126. DiamondRock Hsptly (2.9%) 3.4% 0.4% 1. Preferred Apt Comm 39.4% 6.4% 45.7% 47. Xenia Hotels & Res 12.3% 5.0% 17.3% 127. VEREIT (4.6%) 4.9% 0.3% 2. BRT Apartments 34.2% 2.3% 36.5% 48. First Indl Realty 14.5% 2.6% 17.1% 128. Urstadt Biddle (5.0%) 4.8% (0.2%) 3. NexPoint Resdl Tr 26.8% 3.6% 30.3% 49. PS Business Parks 14.7% 2.4% 17.1% 129. Equity Cmnwlth (0.2%) 0.0% (0.2%) 4. Independence Realt 14.5% 7.3% 21.8% 50. QTS Realty Trust 14.0% 2.6% 16.7% 130. Summit Hotel Ppts (4.4%) 4.2% (0.2%) 5. Camden Ppty Tr 10.7% 2.9% 13.7% 51. Extra Space stge 12.9% 3.6% 16.4% 131. Global Net Lease (8.5%) 8.2% (0.3%) 6. UDR Inc 7.4% 3.6% 10.9% 52. Chatham Lodging 10.1% 6.1% 16.2% 132. Corp Office Ppts (0.7%) 0.0% (0.7%) 7. Essex Property Tr 7.9% 2.3% 10.2% 53. Alexandria RE 13.6% 2.5% 16.1% 133. CoreCivic Inc. (5.1%) 4.3% (0.8%) 8. Equity Resdl 6.2% 2.5% 8.6% 54. Liberty Ppty Trust 12.3% 3.4% 15.7% 134. Piedmont Office Tr (3.9%) 2.9% (1.0%) 9. MAA 4.5% 3.6% 8.2% 55. OFF/IND SECTOR 12.3% 3.4% 15.7% 135. EPR Properties (5.7%) 4.5% (1.2%) 10. AvalonBay Cmnties 4.1% 2.4% 6.5% 56. Chesapeake Lodging 9.6% 5.4% 15.0% 136. Seritage Growth (3.8%) 1.7% (2.1%) 11. Aimco (2.8%) 3.2% 0.4% 57. Universal Health 11.7% 3.2% 14.9% 137. GGP (5.3%) 2.8% (2.5%) 12. Bluerock Resdl (17.3%) 6.9% (10.5%) 58. Getty Realty Corp 11.0% 3.6% 14.6% 138. Public Storage (5.2%) 2.7% (2.5%) 13. Investors RE Trust (17.3%) 3.0% (14.3%) 59. TIER REIT Inc 11.0% 3.5% 14.5% 139. LaSalle Hotel (7.5%) 4.4% (3.2%) 14. #REF! #REF! NA #REF! 60. GEO Group Inc 7.3% 7.1% 14.5% 140. Saul Centers Inc (6.4%) 3.1% (3.3%) 15. #REF! #REF! NA #REF! 61. Camden Ppty Tr 10.7% 2.9% 13.7% 141. Weingarten Realty (6.9%) 3.4% (3.5%) 16. #REF! #REF! NA #REF! 62. Douglas Emmett Inc 10.8% 2.0% 12.8% 142. SL Green Realty (6.2%) 2.1% (4.1%) 17. #REF! #REF! NA #REF! 63. CubeSmart 8.6% 3.6% 12.2% 143. Federal Realty (6.8%) 2.2% (4.5%) 18. #REF! #REF! NA #REF! 64. Global Medical 4.7% 7.2% 11.9% 144. Cedar Realty Trust (8.1%) 3.4% (4.7%) 19. #REF! #REF! NA #REF! 65. Duke Realty Corp 8.6% 3.1% 11.7% 145. Simon Property (8.8%) 4.1% (4.8%) 20. #REF! #REF! NA #REF! 66. CorEnergy Infrastr 2.4% 9.0% 11.4% 146. Retail Opportunity (7.5%) 2.6% (4.9%) 21. #REF! #REF! NA #REF! 67. Agree Realty Corp 7.7% 3.4% 11.1% 147. Macerich Co (9.4%) 4.4% (5.0%) 22. #REF! #REF! NA #REF! 68. Ryman Hospitality 6.9% 4.2% 11.0% 148. HCP Inc (9.8%) 4.7% (5.2%) 23. #REF! #REF! NA #REF! 69. Sr Housing Ppts Tr 2.7% 8.3% 11.0% 149. Omega Healthcare (13.2%) 7.1% (6.1%) 24. #REF! #REF! NA #REF! 70. UDR Inc 7.4% 3.6% 10.9% 150. American Assets Tr (8.4%) 1.8% (6.6%) 25. #REF! #REF! NA #REF! 71. Healthcare Realty 6.7% 4.1% 10.7% 151. Vornado Realty Tr (26.6%) 19.8% (6.8%) 26. #REF! #REF! NA #REF! 72. SELF STOR SECTOR 6.3% 4.4% 10.7% 152. SHOP CTR SECTOR (9.1%) 1.7% (7.4%) 27. #REF! #REF! NA #REF! 73. STORE Capital Corp 6.2% 4.0% 10.3% 153. Urban Edge Ppts (9.7%) 1.6% (8.1%) 28. #REF! #REF! NA #REF! 74. Essex Property Tr 7.9% 2.3% 10.2% 154. Acadia Realty Tr (10.8%) 2.4% (8.4%) 29. #REF! #REF! NA #REF! 75. MULTIFAMILY SECTOR 7.4% 2.8% 10.2% 155. iStar Inc (9.1%) 0.0% (9.1%) 30. #REF! #REF! NA #REF! 76. Brandywine Realty 5.5% 4.1% 9.5% 156. Ramco-Gershenson (14.3%) 4.3% (10.0%) 77. One Liberty Ppts 3.5% 5.9% 9.4% 157. RLJ Lodging Trust (14.4%) 4.1% (10.3%) 78. Life Storage 4.0% 5.3% 9.3% 158. Bluerock Resdl (17.3%) 6.9% (10.5%) 79. Select Income REIT 0.7% 8.5% 9.2% 159. New Senior Invt (18.2%) 6.9% (11.3%) 80. Host Hotels&Resort 5.6% 3.5% 9.1% 160. Retail Properties (14.7%) 3.4% (11.4%) Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Indices Sector Overview: Multifamily 14 2 9 10 11 14 22 17 25 10 12 15 7 8 11 0 5 10 15 20 25 30 < -20.0% -20.0% to - 16.0% -16.0% to - 12.0% -12.0% to - 8.0% -8.0% to -4.0% -4.0% to 0.0% 0.0% to 4.0% 4.0% to 8.0% 8.0% to 12.0% 12.0% to 16.0%16.0% to 20.0%20.0% to 24.0%24.0% to 28.0%28.0% to 32.0% > 32.0% # o f C om pa nie s 13

Last Twelve Months Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. CoreSite Realty 76.8% 6.5% 83.3% 81. MAA 14.1% 4.0% 18.1% 161. Franklin St Ppts (12.2%) 6.0% (6.2%) 2. Preferred Apt Comm 55.1% 9.6% 64.7% 82. Healthcare Realty 13.7% 4.4% 18.0% 162. Simon Property (10.4%) 4.0% (6.4%) 3. SBA Comms (REIT) 64.2% 0.0% 64.2% 83. Sr Housing Ppts Tr 8.9% 8.8% 17.7% 163. Acadia Realty Tr (11.5%) 3.6% (7.9%) 4. CyrusOne Inc 55.7% 5.0% 60.7% 84. Cousins Properties 14.4% 3.2% 17.6% 164. iStar Inc (8.2%) 0.0% (8.2%) 5. NexPoint Resdl Tr 43.9% 5.6% 49.5% 85. Easterly Gvt Ppts 11.9% 5.6% 17.5% 165. New Senior Invt (17.7%) 9.2% (8.4%) 6. Four Corners Ppty 41.4% 6.2% 47.6% 86. Douglas Emmett Inc 14.0% 2.8% 16.9% 166. Condor Hospitality (14.9%) 6.3% (8.6%) 7. Terreno Realty 42.8% 3.8% 46.6% 87. Life Storage 10.3% 5.6% 15.9% 167. Retail Properties (13.0%) 4.4% (8.6%) 8. Equinix (REIT) 42.8% 2.7% 45.5% 88. One Liberty Ppts 7.8% 8.1% 15.9% 168. Ramco-Gershenson (15.8%) 5.4% (10.4%) 9. DATA CENTER SECTOR 42.8% 2.7% 45.5% 89. AvalonBay Cmnties 12.4% 3.5% 15.9% 169. Spirit Realty (17.8%) 6.9% (10.9%) 10. EastGroup Ppts Inc 40.7% 4.5% 45.2% 90. Apple Hospitality 8.7% 7.1% 15.8% 170. Mack-Cali Realty (14.3%) 2.3% (11.9%) 11. Rexford Industrial 41.5% 3.3% 44.8% 91. Welltower 9.6% 5.7% 15.3% 171. Seritage Growth (14.9%) 2.0% (12.9%) 12. CareTrust REIT 36.9% 5.9% 42.8% 92. Healthcare Trust 10.6% 4.5% 15.1% 172. Wheeler REIT (25.2%) 8.9% (16.3%) 13. Prologis Inc 38.1% 4.4% 42.5% 93. HEALTHCARE SECTOR 9.3% 5.8% 15.1% 173. Kite Realty Grp Tr (21.1%) 4.7% (16.4%) 14. BRT Apartments 39.6% 2.4% 42.0% 94. DiamondRock Hsptly 9.5% 5.0% 14.5% 174. Brixmor Property (22.0%) 4.1% (17.9%) 15. Pebblebrook Hotel 35.1% 6.7% 41.8% 95. LODGING SECTOR 8.7% 5.8% 14.5% 175. Farmland Partners (22.8%) 4.1% (18.7%) 16. Amer Tower (REIT) 38.2% 2.8% 41.1% 96. Highwoods Ppts Inc 8.7% 5.7% 14.4% 176. Taubman Centers (23.3%) 3.1% (20.2%) 17. CIM Comm Tr 18.8% 22.0% 40.9% 97. STORE Capital Corp 8.3% 5.5% 13.8% 177. MALL SECTOR (25.7%) 5.5% (20.2%) 18. DCT Industrial Tr 37.1% 3.4% 40.5% 98. OUTFRONT (REIT) 6.9% 6.7% 13.6% 178. Washington Prime (28.7%) 8.5% (20.2%) 19. INDUSTRIAL SECTOR 37.1% 3.4% 40.5% 99. Select Income REIT 4.7% 8.8% 13.6% 179. Kimco Realty Corp (24.4%) 3.8% (20.6%) 20. Digital Realty Tr 34.9% 4.7% 39.6% 100. TRIPLE NET SECTOR 4.7% 8.8% 13.6% 180. Reven Housing REIT (21.2%) 0.0% (21.2%) 21. Forest City Realty 36.1% 2.3% 38.4% 101. Ventas Inc 8.1% 5.3% 13.4% 181. Ashford Hsplty Pr (27.1%) 4.3% (22.8%) 22. Universal Health 32.8% 5.2% 38.0% 102. Summit Hotel Ppts 8.3% 4.7% 13.1% 182. Tanger Factory (28.1%) 3.5% (24.6%) 23. Community Hlthcr 28.8% 8.4% 37.2% 103. Aimco 9.4% 3.6% 13.0% 183. Uniti Group (33.8%) 7.8% (26.0%) 24. GEO Group Inc 28.6% 8.6% 37.1% 104. City Office REIT 4.8% 8.1% 12.8% 184. New York REIT (26.2%) 0.0% (26.2%) 25. Xenia Hotels & Res 29.3% 7.7% 37.0% 105. Armada Hoffler 6.4% 6.0% 12.3% 185. Pennsylvania REIT (40.2%) 3.9% (36.3%) 26. National Storage 31.0% 5.8% 36.8% 106. Extended Stay Am 8.4% 3.8% 12.3% 186. DDR Corp (44.7%) 3.9% (40.8%) 27. NorthStar Europe 29.9% 6.3% 36.2% 107. Washington REIT 7.7% 4.1% 11.9% 187. CBL Ppty (50.9%) 5.8% (45.0%) 28. Eqty LifeStyle 32.9% 3.2% 36.1% 108. Invitation Homes 14.1% (2.4%) 11.7% 188. Global Medical 29.2% NA NA 29. Sun Communities 31.3% 4.4% 35.7% 109. Hospitality Ppts 4.3% 7.3% 11.7% 30. MFG HOUSING SECTOR 31.3% 4.4% 35.7% 110. Lexington Realty 3.9% 7.4% 11.3% 31. Iron Mountain Inc 27.4% 8.2% 35.6% 111. Hudson Pacific 8.2% 3.1% 11.3% 32. Monmouth RE Invt 29.8% 5.7% 35.5% 112. OFFICE SECTOR 6.3% 4.8% 11.1% 33. Crown Castle Intl 29.3% 5.3% 34.5% 113. Gvt Ppts Incm Tr 1.7% 9.2% 10.9% 34. Sotherly Hotels 25.5% 8.4% 33.9% 114. Columbia Ppty Tr 6.3% 4.5% 10.9% 35. W. P. Carey Inc. 25.2% 8.1% 33.3% 115. Piedmont Office Tr 6.0% 4.4% 10.4% 36. STAG Indl Inc 26.2% 7.0% 33.3% 116. LTC Properties Inc 5.1% 5.2% 10.2% 37. Potlatch Corp 28.5% 4.3% 32.8% 117. Corp Office Ppts 10.1% 0.0% 10.1% 38. Chesapeake Lodging 24.1% 8.2% 32.3% 118. LaSalle Hotel 3.5% 6.5% 9.9% 39. InfraREIT (REIT) 24.1% 6.7% 30.8% 119. MedEquities Realty 1.3% 7.7% 9.0% RMS 13.0% 40. QTS Realty Trust 26.8% 3.9% 30.7% 120. Urstadt Biddle 3.5% 5.3% 8.8% S&P 500 20.3% 41. MGM Growth Ppts 23.2% 7.2% 30.4% 121. Kilroy Realty 3.5% 5.1% 8.6% DJIA 26.5% 42. Extra Space stge 23.7% 5.3% 28.9% 122. Realty Income Corp 2.9% 4.6% 7.5% 43. Gladstone Comm 19.8% 8.8% 28.6% 123. Public Storage 3.5% 3.9% 7.5% 44. First Indl Realty 24.8% 3.7% 28.5% 124. Natl Retail Ppts 2.6% 4.6% 7.3% 45. Getty Realty Corp 22.7% 5.4% 28.1% 125. Physicians Realty 2.0% 4.9% 6.9% 46. Ryman Hospitality 21.7% 6.3% 28.0% 126. Empire State Rlty 4.6% 2.2% 6.8% 1. Preferred Apt Comm 55.1% 9.6% 64.7% 47. Lamar Advertising 21.3% 5.8% 27.1% 127. Regency Centers 3.1% 3.4% 6.5% 2. NexPoint Resdl Tr 43.9% 5.6% 49.5% 48. SPECIALTY SECTOR 21.7% 5.4% 27.1% 128. Ashford Hsplty Tr (1.2%) 7.5% 6.3% 3. BRT Apartments 39.6% 2.4% 42.0% 49. Gladstone Land 21.7% 5.4% 27.1% 129. EPR Properties 0.0% 5.8% 5.8% 4. Camden Ppty Tr 21.7% 4.4% 26.1% 50. Gaming and Leisure 18.1% 9.0% 27.1% 130. Paramount Grp Inc 3.3% 2.5% 5.7% 5. Independence Realt 16.3% 9.1% 25.4% 51. TIER REIT Inc 21.4% 5.2% 26.6% 131. Boston Properties 2.8% 2.5% 5.3% 6. UDR Inc 17.5% 3.9% 21.4% 52. CatchMark Timber 21.9% 4.5% 26.4% 132. American Homes 4.1% 1.0% 5.1% 7. Essex Property Tr 17.9% 3.4% 21.3% 53. PS Business Parks 22.8% 3.4% 26.2% 133. Equity Cmnwlth 4.6% 0.0% 4.6% 8. Equity Resdl 15.8% 3.6% 19.5% 54. Camden Ppty Tr 21.7% 4.4% 26.1% 134. VEREIT (2.4%) 6.7% 4.3% 9. MAA 14.1% 4.0% 18.1% 55. Independence Realt 16.3% 9.1% 25.4% 135. Global Slf Stge (1.9%) 5.5% 3.6% 10. AvalonBay Cmnties 12.4% 3.5% 15.9% 56. TIMBER SECTOR 21.3% 4.0% 25.3% 136. Global Net Lease (6.0%) 9.2% 3.2% 11. Aimco 9.4% 3.6% 13.0% 57. Duke Realty Corp 21.5% 3.4% 25.0% 137. Omega Healthcare (4.8%) 7.8% 3.0% 12. Investors RE Trust (9.0%) 5.0% (3.9%) 58. Host Hotels&Resort 19.2% 5.6% 24.8% 138. Saul Centers Inc (0.3%) 3.3% 3.0% 13. Bluerock Resdl (14.4%) 8.5% (5.9%) 59. Chatham Lodging 16.7% 7.8% 24.5% 139. SINGLE FAMILY SECTOR 0.1% 2.9% 2.9% 14. #REF! NA NA #REF! 60. CoreCivic Inc. 16.8% 7.5% 24.3% 140. Retail Opportunity (1.2%) 3.7% 2.4% 15. #REF! NA NA #REF! 61. Weyerhaeuser Co 20.7% 3.4% 24.2% 141. RLJ Lodging Trust (3.6%) 6.0% 2.4% 16. #REF! NA NA #REF! 62. Sunstone Hotel 18.8% 5.3% 24.1% 142. Vornado Realty Tr (19.8%) 21.6% 1.9% 17. #REF! NA NA #REF! 63. CorEnergy Infrastr 14.1% 10.0% 24.1% 143. American Assets Tr (1.6%) 2.5% 0.9% 18. #REF! NA NA #REF! 64. CubeSmart 18.7% 5.2% 23.9% 144. Altisource Resdl (4.0%) 4.7% 0.7% 19. #REF! NA NA #REF! 65. UMH Ppts Inc 18.0% 5.6% 23.6% 145. Weingarten Realty (4.7%) 4.5% (0.2%) 20. #REF! NA NA #REF! 66. Liberty Ppty Trust 17.0% 5.0% 22.1% 146. Federal Realty (3.5%) 3.0% (0.5%) 21. #REF! NA NA #REF! 67. OFF/IND SECTOR 17.0% 5.0% 22.1% 147. SL Green Realty (3.5%) 2.9% (0.5%) 22. #REF! NA NA #REF! 68. Brandywine Realty 17.2% 4.5% 21.7% 148. HCP Inc (6.8%) 4.8% (2.0%) 23. #REF! NA NA #REF! 69. Gramercy Property 15.1% 6.3% 21.4% 149. Sabra Health Care (9.5%) 7.4% (2.1%) 24. #REF! NA NA #REF! 70. UDR Inc 17.5% 3.9% 21.4% 150. GGP (7.0%) 4.6% (2.5%) 25. #REF! NA NA #REF! 71. Essex Property Tr 17.9% 3.4% 21.3% 151. Urban Edge Ppts (5.1%) 2.4% (2.7%) 26. #REF! NA NA #REF! 72. MULTIFAMILY SECTOR 16.3% 5.0% 21.3% 152. Macerich Co (7.3%) 4.5% (2.8%) 27. #REF! NA NA #REF! 73. Alexandria RE 17.6% 3.5% 21.1% 153. American Campus (7.0%) 3.6% (3.3%) 28. #REF! NA NA #REF! 74. Medical Properties 12.4% 8.7% 21.1% 154. SHOP CTR SECTOR (6.8%) 2.9% (3.9%) 29. #REF! NA NA #REF! 75. Agree Realty Corp 15.3% 5.0% 20.3% 155. Investors RE Trust (9.0%) 5.0% (3.9%) 30. #REF! NA NA #REF! 76. Rayonier Inc 16.1% 4.2% 20.3% 156. STDNT HOUS SECTOR (8.0%) 3.7% (4.3%) 77. SELF STOR SECTOR 14.5% 5.4% 19.9% 157. Hersha Hospitality (11.0%) 6.2% (4.8%) 78. Equity Resdl 15.8% 3.6% 19.5% 158. Cedar Realty Trust (8.4%) 3.4% (5.0%) 79. Whitestone REIT 9.2% 9.9% 19.0% 159. Education RealtyTr (9.0%) 3.7% (5.2%) 80. Natl Health Invrs 12.3% 5.8% 18.1% 160. Bluerock Resdl (14.4%) 8.5% (5.9%) Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Indices Sector Overview: Multifamily 20 10 10 5 7 7 7 9 12 14 12 20 20 29 5 0 5 10 15 20 25 30 35 < -10.0% -10.0% to - 5.0% -5.0% to -1.5% -1.5% to 1.0% 1.0% to 3.5% 3.5% to 6.0% 6.0% to 8.5% 8.5% to 11.0% 11.0% to 13.5%13.5% to 16.0%16.0% to 21.0%21.0% to 26.0%26.0% to 33.5%33.5% to 48.5% > 48.5% # o f C om pa nie s 14

2 Year Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. NexPoint Resdl Tr 126.9% 22.4% 149.4% 81. Washington REIT 23.3% 10.1% 33.4% 161. SINGLE FAMILY SECTOR (15.6%) 10.1% (5.5%) 2. Four Corners Ppty 32.3% 92.6% 124.9% 82. Highwoods Ppts Inc 21.7% 11.1% 32.7% 162. Simon Property (13.3%) 7.0% (6.3%) 3. Preferred Apt Comm 98.7% 25.9% 124.6% 83. CatchMark Timber 20.6% 12.1% 32.7% 163. Cedar Realty Trust (12.3%) 5.9% (6.4%) 4. CoreSite Realty 98.5% 13.6% 112.1% 84. STORE Capital Corp 20.0% 11.5% 31.5% 164. Farmland Partners (16.6%) 8.6% (8.0%) 5. Rexford Industrial 94.0% 10.2% 104.2% 85. Urstadt Biddle 18.6% 12.2% 30.8% 165. Macerich Co (15.7%) 7.3% (8.4%) 6. CareTrust REIT 79.4% 17.9% 97.3% 86. OFFICE SECTOR 14.9% 15.7% 30.7% 166. SL Green Realty (13.5%) 5.1% (8.4%) 7. Monmouth RE Invt 76.5% 17.5% 94.0% 87. Summit Hotel Ppts 19.6% 10.9% 30.5% 167. iStar Inc (11.1%) 0.0% (11.1%) 8. CyrusOne Inc 81.7% 12.1% 93.8% 88. Hospitality Ppts 12.2% 18.2% 30.4% 168. Wheeler REIT (32.5%) 19.0% (13.6%) 9. Getty Realty Corp 74.4% 19.5% 93.8% 89. Physicians Realty 17.6% 11.6% 29.3% 169. Investors RE Trust (24.9%) 10.7% (14.3%) 10. National Storage 74.3% 16.1% 90.4% 90. Easterly Gvt Ppts 18.1% 10.5% 28.6% 170. Washington Prime (30.3%) 15.9% (14.4%) 11. Gladstone Comm 56.0% 27.7% 83.7% 91. Aimco 20.3% 8.1% 28.4% 171. Hersha Hospitality (25.0%) 10.1% (14.9%) 12. UMH Ppts Inc 62.6% 19.5% 82.1% 92. Welltower 15.5% 12.2% 27.6% 172. MALL SECTOR (24.7%) 9.1% (15.6%) 13. EastGroup Ppts Inc 68.2% 12.3% 80.5% 93. LTC Properties Inc 15.4% 11.5% 26.9% 173. Taubman Centers (22.7%) 5.8% (16.9%) 14. CorEnergy Infrastr 42.9% 36.1% 79.1% 94. MAA 18.3% 8.4% 26.7% 174. Kite Realty Grp Tr (25.6%) 7.8% (17.7%) 15. Potlatch Corp 64.4% 13.8% 78.2% 95. MULTIFAMILY SECTOR 18.3% 8.4% 26.7% 175. Brixmor Property (25.0%) 7.0% (18.0%) 16. Digital Realty Tr 64.9% 12.7% 77.6% 96. Realty Income Corp 16.6% 10.1% 26.7% 176. Kimco Realty Corp (25.3%) 6.6% (18.7%) 17. DATA CENTER SECTOR 64.9% 12.7% 77.6% 97. Weyerhaeuser Co 18.0% 8.4% 26.4% 177. Tanger Factory (26.8%) 6.8% (20.0%) 18. Terreno Realty 66.0% 9.7% 75.7% 98. Natl Retail Ppts 15.0% 10.0% 24.9% 178. Ashford Hsplty Pr (33.9%) 6.2% (27.6%) 19. DCT Industrial Tr 64.8% 8.8% 73.6% 99. Saul Centers Inc 17.0% 7.9% 24.9% 179. Reven Housing REIT (33.4%) 0.0% (33.4%) 20. INDUSTRIAL SECTOR 64.8% 8.8% 73.6% 100. Pebblebrook Hotel 12.3% 12.2% 24.5% 180. New York REIT (37.1%) 2.7% (34.4%) 21. Community Hlthcr 47.7% 25.7% 73.4% 101. CIM Comm Tr (0.3%) 24.8% 24.5% 181. Pennsylvania REIT (44.1%) 6.0% (38.1%) 22. Prologis Inc 59.4% 11.2% 70.6% 102. Bluerock Resdl 2.3% 21.8% 24.1% 182. DDR Corp (50.7%) 5.8% (44.9%) 23. PS Business Parks 56.7% 9.0% 65.7% 103. Sotherly Hotels 9.0% 14.9% 23.9% 183. CBL Ppty (56.2%) 10.1% (46.1%) 24. Sr Housing Ppts Tr 39.7% 26.0% 65.6% 104. Seritage Growth 17.4% 6.1% 23.5% 184. Global Medical 160.9% NA NA 25. Agree Realty Corp 51.5% 13.9% 65.4% 105. Kilroy Realty 14.3% 8.5% 22.8% 185. MedEquities Realty NA NA NA 26. Equinix (REIT) 58.1% 7.3% 65.4% 106. Sabra Health Care 3.7% 18.3% 22.0% 186. Gramercy Property NA NA NA 27. STAG Indl Inc 46.4% 18.9% 65.3% 107. Forest City Realty 18.2% 3.6% 21.8% 187. Invitation Homes NA NA NA 28. BRT Apartments 61.9% 2.8% 64.7% 108. Retail Opportunity 12.5% 8.4% 20.9% 188. MGM Growth Ppts NA NA NA 29. Gladstone Land 48.5% 14.5% 63.1% 109. OUTFRONT (REIT) 6.9% 13.9% 20.8% 30. Independence Realt 37.2% 25.2% 62.4% 110. Ashford Hsplty Tr 2.7% 17.5% 20.3% 31. Universal Health 48.6% 13.3% 61.9% 111. Chesapeake Lodging 5.4% 14.7% 20.1% 32. Iron Mountain Inc 43.3% 18.5% 61.9% 112. LODGING SECTOR 4.2% 15.8% 20.1% 33. GEO Group Inc 38.1% 23.1% 61.2% 113. Essex Property Tr 12.9% 6.5% 19.3% 34. NorthStar Europe 42.0% 18.0% 60.0% 114. Chatham Lodging 4.2% 14.6% 18.9% 35. First Indl Realty 48.8% 8.8% 57.5% 115. Franklin St Ppts 3.1% 14.7% 17.8% 36. Duke Realty Corp 48.0% 9.1% 57.1% 116. Empire State Rlty 13.0% 4.7% 17.7% 37. SBA Comms (REIT) 55.9% 0.0% 55.9% 117. UDR Inc 10.3% 7.4% 17.7% 38. Eqty LifeStyle 48.2% 7.1% 55.3% 118. Extra Space stge 7.2% 8.3% 15.5% 39. MFG HOUSING SECTOR 48.2% 7.1% 55.3% 119. American Campus 6.9% 8.1% 15.0% RMS 19.9% 40. Amer Tower (REIT) 48.3% 6.1% 54.4% 120. VEREIT 0.9% 13.6% 14.5% S&P 500 31.2% 41. Sun Communities 44.0% 10.2% 54.2% 121. LaSalle Hotel (0.3%) 14.5% 14.2% DJIA 40.6% 42. Natl Health Invrs 39.0% 14.8% 53.9% 122. DiamondRock Hsptly 2.4% 10.7% 13.1% 43. Armada Hoffler 37.1% 16.5% 53.5% 123. Piedmont Office Tr 3.9% 9.0% 13.0% 44. Alexandria RE 42.7% 9.2% 51.9% 124. Urban Edge Ppts 6.3% 6.2% 12.6% 45. Select Income REIT 27.0% 24.9% 51.8% 125. SELF STOR SECTOR 4.4% 7.8% 12.2% 46. Gaming and Leisure 29.3% 20.8% 50.2% 126. Apple Hospitality (1.4%) 13.3% 11.9% 1. NexPoint Resdl Tr 126.9% 22.4% 149.4% 47. Liberty Ppty Trust 35.1% 13.6% 48.7% 127. AvalonBay Cmnties 5.3% 6.5% 11.8% 2. Preferred Apt Comm 98.7% 25.9% 124.6% 48. OFF/IND SECTOR 35.1% 13.6% 48.7% 128. STDNT HOUS SECTOR 3.7% 8.0% 11.7% 3. BRT Apartments 61.9% 2.8% 64.7% 49. Xenia Hotels & Res 30.7% 17.7% 48.4% 129. InfraREIT (REIT) (0.4%) 11.4% 10.9% 4. Independence Realt 37.2% 25.2% 62.4% 50. Medical Properties 26.5% 19.5% 46.0% 130. Equity Cmnwlth 10.2% 0.0% 10.2% 5. Camden Ppty Tr 23.1% 15.9% 39.0% 51. Lamar Advertising 32.5% 13.3% 45.8% 131. Weingarten Realty 0.4% 8.9% 9.3% 6. Aimco 20.3% 8.1% 28.4% 52. Lexington Realty 26.2% 19.5% 45.7% 132. CoreCivic Inc. (6.2%) 15.4% 9.2% 7. MAA 18.3% 8.4% 26.7% 53. Gvt Ppts Incm Tr 20.5% 25.1% 45.7% 133. CubeSmart 1.6% 7.4% 9.0% 8. Bluerock Resdl 2.3% 21.8% 24.1% 54. Whitestone REIT 21.7% 23.1% 44.8% 134. Extended Stay Am (1.7%) 10.5% 8.8% 9. Essex Property Tr 12.9% 6.5% 19.3% 55. Rayonier Inc 33.3% 10.7% 44.0% 135. Education RealtyTr 0.6% 7.9% 8.5% 10. UDR Inc 10.3% 7.4% 17.7% 56. Corp Office Ppts 43.8% 0.0% 43.8% 136. Equity Resdl (13.1%) 21.4% 8.3% 11. AvalonBay Cmnties 5.3% 6.5% 11.8% 57. Brandywine Realty 32.7% 11.0% 43.7% 137. Regency Centers 2.1% 6.2% 8.3% 12. Equity Resdl (13.1%) 21.4% 8.3% 58. SPECIALTY SECTOR 29.5% 13.6% 43.1% 138. New Senior Invt (9.5%) 17.7% 8.2% 13. Investors RE Trust (24.9%) 10.7% (14.3%) 59. Ventas Inc 28.6% 12.8% 41.5% 139. Condor Hospitality (1.7%) 9.4% 7.7% 14. #REF! NA NA NA 60. Crown Castle Intl 29.7% 10.8% 40.5% 140. Boston Properties 1.3% 5.6% 6.9% 15. #REF! NA NA NA 61. Douglas Emmett Inc 33.3% 7.1% 40.4% 141. Vornado Realty Tr (18.6%) 24.8% 6.1% 16. #REF! NA NA NA 62. Global Slf Stge 25.3% 14.7% 40.0% 142. American Assets Tr 0.4% 5.2% 5.6% 17. #REF! NA NA NA 63. QTS Realty Trust 31.8% 8.1% 39.9% 143. Columbia Ppty Tr (4.6%) 9.6% 4.9% 18. #REF! NA NA NA 64. Camden Ppty Tr 23.1% 15.9% 39.0% 144. Mack-Cali Realty (1.6%) 5.1% 3.5% 19. #REF! NA NA NA 65. Ryman Hospitality 24.4% 14.5% 38.9% 145. Spirit Realty (10.3%) 13.7% 3.4% 20. #REF! NA NA NA 66. Cousins Properties (7.8%) 46.6% 38.8% 146. GGP (5.8%) 7.4% 1.6% 21. #REF! NA NA NA 67. TIMBER SECTOR 27.0% 11.4% 38.3% 147. Uniti Group (17.9%) 19.3% 1.4% 22. #REF! NA NA NA 68. EPR Properties 23.2% 14.6% 37.8% 148. RLJ Lodging Trust (12.7%) 11.4% (1.3%) 23. #REF! NA NA NA 69. Healthcare Realty 25.9% 10.1% 36.0% 149. Ramco-Gershenson (11.9%) 10.3% (1.6%) 24. #REF! NA NA NA 70. Hudson Pacific 28.6% 7.4% 36.0% 150. HCP Inc (19.8%) 18.1% (1.7%) 25. #REF! NA NA NA 71. HEALTHCARE SECTOR 25.9% 9.7% 35.6% 151. Public Storage (8.5%) 6.3% (2.1%) 26. #REF! NA NA NA 72. Sunstone Hotel 16.3% 19.1% 35.4% 152. SHOP CTR SECTOR (9.1%) 7.0% (2.1%) 27. #REF! NA NA NA 73. Healthcare Trust 24.8% 10.3% 35.1% 153. Life Storage (10.2%) 8.0% (2.2%) 28. #REF! NA NA NA 74. American Homes 31.8% 2.8% 34.6% 154. Acadia Realty Tr (9.8%) 7.2% (2.6%) 29. #REF! NA NA NA 75. City Office REIT 15.5% 19.0% 34.5% 155. Retail Properties (11.4%) 8.6% (2.8%) 30. #REF! NA NA NA 76. TIER REIT Inc 22.3% 11.6% 33.9% 156. Omega Healthcare (16.6%) 13.5% (3.0%) 77. One Liberty Ppts 15.9% 17.9% 33.8% 157. Federal Realty (8.4%) 5.2% (3.2%) 78. Host Hotels&Resort 21.4% 12.4% 33.8% 158. Global Net Lease (20.0%) 15.9% (4.1%) 79. TRIPLE NET SECTOR 19.0% 14.7% 33.7% 159. Paramount Grp Inc (9.7%) 4.3% (5.4%) 80. W. P. Carey Inc. 18.0% 15.6% 33.6% 160. Altisource Resdl (15.6%) 10.1% (5.5%) Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Sector Overview: Multifamily Indices 3 3 6 13 16 24 21 24 20 14 12 17 4 2 4 0 5 10 15 20 25 30 < -35.0% -35.0% to - 25.0% -25.0% to - 15.0% -15.0% to - 5.0% -5.0% to 5.0% 5.0% to 15.0% 15.0% to 25.0%25.0% to 35.0%35.0% to 45.0%45.0% to 55.0%55.0% to 65.0%65.0% to 85.0%85.0% to 95.0% 95.0% to 105.0% > 105.0% # o f C om pa nie s 15

3 Year Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. CoreSite Realty 203.0% 32.9% 235.9% 81. AvalonBay Cmnties 16.6% 10.9% 27.5% 161. Condor Hospitality (43.7%) 5.4% (38.3%) 2. Preferred Apt Comm 139.4% 51.2% 190.6% 82. Saul Centers Inc 15.0% 11.7% 26.7% 162. Pennsylvania REIT (48.6%) 7.7% (40.9%) 3. CyrusOne Inc 134.3% 25.2% 159.5% 83. Mack-Cali Realty 16.3% 10.0% 26.3% 163. Ashford Hsplty Pr (47.2%) 6.1% (41.1%) 4. Equinix (REIT) 110.8% 23.2% 134.0% 84. Sunstone Hotel 5.0% 21.1% 26.1% 164. New Senior Invt (54.4%) 13.1% (41.3%) 5. DATA CENTER SECTOR 110.8% 23.2% 134.0% 85. Medical Properties 2.0% 23.9% 25.9% 165. Washington Prime (58.1%) 13.1% (45.0%) 6. Rexford Industrial 100.5% 17.6% 118.1% 86. HEALTHCARE SECTOR (1.9%) 27.8% 25.9% 166. DDR Corp (54.3%) 7.5% (46.8%) 7. CareTrust REIT 20.3% 83.7% 104.0% 87. Equity Resdl (2.0%) 27.8% 25.8% 167. Wheeler REIT (70.7%) 12.4% (58.3%) 8. Eqty LifeStyle 84.7% 14.0% 98.7% 88. Public Storage 13.8% 11.9% 25.7% 168. CBL Ppty (69.3%) 9.5% (59.8%) 9. DCT Industrial Tr 79.7% 16.0% 95.7% 89. Whitestone REIT (3.2%) 28.3% 25.1% 169. Community Hlthcr NA NA NA 10. Digital Realty Tr 70.2% 23.0% 93.2% 90. GEO Group Inc (1.7%) 25.1% 23.4% 170. Global Medical (84.4%) NA NA 11. Armada Hoffler 59.9% 31.6% 91.5% 91. Ventas Inc (6.4%) 29.6% 23.2% 171. MedEquities Realty NA NA NA 12. Terreno Realty 74.1% 15.9% 90.0% 92. Hospitality Ppts (0.8%) 23.9% 23.2% 172. Easterly Gvt Ppts NA NA NA 13. UMH Ppts Inc 56.7% 32.4% 89.1% 93. Regency Centers 11.5% 10.4% 21.9% 173. NorthStar Europe NA NA NA 14. MFG HOUSING SECTOR 63.9% 25.3% 89.1% 94. Urstadt Biddle 4.9% 16.7% 21.6% 174. Paramount Grp Inc NA NA NA 15. Agree Realty Corp 62.9% 25.9% 88.8% 95. City Office REIT (3.5%) 24.7% 21.3% 175. Urban Edge Ppts NA NA NA 16. QTS Realty Trust 71.9% 16.9% 88.8% 96. OFFICE SECTOR 10.3% 11.0% 21.3% 176. NexPoint Resdl Tr NA NA NA 17. Monmouth RE Invt 58.6% 26.3% 84.9% 97. American Campus 8.1% 12.9% 21.0% 177. National Storage NA NA NA 18. PS Business Parks 64.2% 20.6% 84.8% 98. Kilroy Realty 10.3% 10.5% 20.8% 178. Apple Hospitality NA NA NA 19. Getty Realty Corp 55.2% 27.9% 83.1% 99. STDNT HOUS SECTOR 6.8% 13.0% 19.8% 179. Xenia Hotels & Res NA NA NA 20. Sun Communities 63.9% 18.8% 82.7% 100. Piedmont Office Tr 5.1% 14.7% 19.8% 180. Four Corners Ppty NA NA NA 21. First Indl Realty 67.5% 14.1% 81.7% 101. Forest City Realty 16.1% 3.5% 19.7% 181. Global Net Lease NA NA NA 22. INDUSTRIAL SECTOR 61.7% 20.0% 81.7% 102. Lexington Realty (3.8%) 23.2% 19.4% 182. Gramercy Property NA NA NA 23. Prologis Inc 61.7% 17.7% 79.4% 103. Life Storage 5.4% 13.5% 18.8% 183. Seritage Growth NA NA NA 24. Universal Health 52.8% 22.7% 75.5% 104. Weyerhaeuser Co 6.6% 12.2% 18.8% 184. STORE Capital Corp NA NA NA 25. Duke Realty Corp 53.1% 16.8% 69.9% 105. Education RealtyTr 5.5% 13.2% 18.7% 185. Invitation Homes NA NA NA 26. Lamar Advertising 45.1% 23.1% 68.3% 106. Equity Cmnwlth 16.7% 0.0% 16.7% 186. Uniti Group NA NA NA 27. Extra Space stge 50.9% 17.0% 67.9% 107. Bluerock Resdl (14.2%) 28.2% 14.0% 187. InfraREIT (REIT) NA NA NA 28. Alexandria RE 52.2% 15.3% 67.4% 108. Cousins Properties (27.1%) 40.1% 13.0% 188. MGM Growth Ppts NA NA NA 29. Gladstone Comm 27.5% 36.7% 64.2% 109. Sr Housing Ppts Tr (12.4%) 25.1% 12.7% 30. MAA 43.1% 16.3% 59.4% 110. Corp Office Ppts 11.9% 0.0% 11.9% 31. Douglas Emmett Inc 46.8% 12.4% 59.1% 111. Macerich Co (6.3%) 16.7% 10.4% 32. Ryman Hospitality 35.8% 23.0% 58.8% 112. Boston Properties (1.1%) 11.3% 10.2% 33. EastGroup Ppts Inc 39.3% 16.3% 55.6% 113. OUTFRONT (REIT) (21.0%) 30.3% 9.3% 34. Amer Tower (REIT) 46.5% 8.8% 55.3% 114. American Assets Tr 1.5% 7.8% 9.3% 35. Crown Castle Intl 37.3% 17.7% 55.0% 115. Federal Realty 0.7% 8.5% 9.2% 36. BRT Apartments 51.6% 2.6% 54.2% 116. Welltower (5.8%) 14.9% 9.1% 37. TIER REIT Inc 38.7% 15.1% 53.8% 117. Gvt Ppts Incm Tr (18.1%) 25.9% 7.8% 38. CubeSmart 38.5% 14.1% 52.6% 118. VEREIT (7.6%) 15.3% 7.8% 39. Summit Hotel Ppts 33.3% 17.5% 50.9% 119. Franklin St Ppts (11.4%) 19.2% 7.7% RMS 22.6% 40. Global Slf Stge 26.9% 23.0% 49.9% 120. Sotherly Hotels (9.2%) 16.5% 7.3% S&P 500 34.6% 41. SELF STOR SECTOR 26.9% 23.0% 49.9% 121. Weingarten Realty (7.3%) 13.1% 5.8% DJIA 42.8% 42. Liberty Ppty Trust 27.5% 20.8% 48.4% 122. Vornado Realty Tr (29.1%) 33.8% 4.7% 43. OFF/IND SECTOR 27.5% 20.8% 48.4% 123. Columbia Ppty Tr (9.7%) 14.0% 4.3% 44. SBA Comms (REIT) 45.8% 0.0% 45.8% 124. Acadia Realty Tr (7.7%) 11.4% 3.7% 45. Camden Ppty Tr 23.4% 21.2% 44.6% 125. SHOP CTR SECTOR (7.7%) 11.4% 3.7% 46. Gladstone Land 26.0% 18.6% 44.5% 126. Extended Stay Am (11.3%) 13.7% 2.4% 1. Preferred Apt Comm 139.4% 51.2% 190.6% 47. STAG Indl Inc 19.7% 24.3% 44.0% 127. Chatham Lodging (14.4%) 16.3% 1.9% 2. MAA 43.1% 16.3% 59.4% 48. EPR Properties 20.8% 23.1% 43.9% 128. Host Hotels&Resort (12.0%) 13.3% 1.3% 3. BRT Apartments 51.6% 2.6% 54.2% 49. UDR Inc 30.3% 13.4% 43.7% 129. GGP (8.5%) 9.7% 1.3% 4. Camden Ppty Tr 23.4% 21.2% 44.6% 50. Potlatch Corp 26.7% 16.4% 43.1% 130. Simon Property (9.3%) 10.5% 1.2% 5. UDR Inc 30.3% 13.4% 43.7% 51. Healthcare Realty 26.3% 16.7% 43.0% 131. Chesapeake Lodging (15.4%) 16.2% 0.8% 6. Essex Property Tr 25.1% 10.6% 35.7% 52. One Liberty Ppts 15.0% 27.1% 42.1% 132. LODGING SECTOR (14.4%) 15.3% 0.8% 7. Aimco 20.6% 12.1% 32.7% 53. Highwoods Ppts Inc 23.9% 16.6% 40.5% 133. Farmland Partners (12.6%) 13.4% 0.7% 8. Independence Realt 2.6% 29.6% 32.2% 54. Gaming and Leisure 11.6% 28.6% 40.2% 134. Pebblebrook Hotel (11.7%) 12.4% 0.7% 9. AvalonBay Cmnties 16.6% 10.9% 27.5% 55. Healthcare Trust 23.3% 16.3% 39.7% 135. Cedar Realty Trust (10.4%) 8.7% (1.7%) 10. Equity Resdl (2.0%) 27.8% 25.8% 56. Realty Income Corp 22.6% 17.0% 39.6% 136. SL Green Realty (10.9%) 7.2% (3.7%) 11. Bluerock Resdl (14.2%) 28.2% 14.0% 57. CatchMark Timber 21.1% 18.3% 39.4% 137. Retail Properties (16.1%) 12.2% (3.8%) 12. Investors RE Trust (28.3%) 16.3% (12.0%) 58. Hudson Pacific 28.9% 9.7% 38.6% 138. Ramco-Gershenson (18.9%) 13.9% (5.0%) 13. #REF! NA NA NA 59. TRIPLE NET SECTOR 14.1% 24.0% 38.1% 139. Spirit Realty (25.1%) 17.2% (7.9%) 14. #REF! NA NA NA 60. Washington REIT 21.7% 16.3% 38.0% 140. DiamondRock Hsptly (21.0%) 11.5% (9.6%) 15. #REF! NA NA NA 61. Natl Health Invrs 17.5% 19.4% 36.8% 141. Brixmor Property (21.4%) 10.5% (10.8%) 16. #REF! NA NA NA 62. Select Income REIT 4.7% 31.8% 36.5% 142. Omega Healthcare (28.0%) 16.6% (11.5%) 17. #REF! NA NA NA 63. TIMBER SECTOR 19.6% 16.5% 36.1% 143. Kimco Realty Corp (21.8%) 10.3% (11.6%) 18. #REF! NA NA NA 64. CorEnergy Infrastr (1.2%) 37.1% 35.9% 144. Investors RE Trust (28.3%) 16.3% (12.0%) 19. #REF! NA NA NA 65. Essex Property Tr 25.1% 10.6% 35.7% 145. Sabra Health Care (30.4%) 17.7% (12.7%) 20. #REF! NA NA NA 66. Retail Opportunity 20.7% 14.5% 35.2% 146. LaSalle Hotel (27.7%) 14.5% (13.2%) 21. #REF! NA NA NA 67. Physicians Realty 16.1% 18.7% 34.7% 147. Taubman Centers (27.3%) 13.0% (14.2%) 22. #REF! NA NA NA 68. Empire State Rlty 26.5% 7.9% 34.4% 148. Ashford Hsplty Tr (36.0%) 20.9% (15.1%) 23. #REF! NA NA NA 69. MULTIFAMILY SECTOR 22.0% 12.2% 34.2% 149. Kite Realty Grp Tr (26.5%) 11.2% (15.3%) 24. #REF! NA NA NA 70. Rayonier Inc 18.1% 14.7% 32.8% 150. MALL SECTOR (29.5%) 10.9% (18.6%) 25. #REF! NA NA NA 71. SPECIALTY SECTOR 9.6% 23.1% 32.8% 151. CoreCivic Inc. (35.1%) 15.4% (19.7%) 26. #REF! NA NA NA 72. Aimco 20.6% 12.1% 32.7% 152. iStar Inc (20.8%) 0.0% (20.8%) 27. #REF! NA NA NA 73. Independence Realt 2.6% 29.6% 32.2% 153. HCP Inc (39.3%) 18.1% (21.2%) 28. #REF! NA NA NA 74. CIM Comm Tr (0.3%) 31.1% 30.8% 154. RLJ Lodging Trust (34.6%) 11.8% (22.9%) 29. #REF! NA NA NA 75. LTC Properties Inc 12.9% 17.2% 30.1% 155. Tanger Factory (31.6%) 8.7% (22.9%) 30. #REF! NA NA NA 76. W. P. Carey Inc. 8.2% 21.8% 30.0% 156. Altisource Resdl (42.4%) 15.3% (27.2%) 77. Iron Mountain Inc 7.7% 21.9% 29.6% 157. SINGLE FAMILY SECTOR (28.4%) 1.2% (27.2%) 78. Brandywine Realty 14.2% 14.8% 29.0% 158. Reven Housing REIT (28.4%) 0.0% (28.4%) 79. American Homes 24.3% 4.1% 28.4% 159. Hersha Hospitality (39.9%) 11.1% (28.8%) 80. Natl Retail Ppts 13.1% 15.2% 28.3% 160. New York REIT (35.1%) 5.9% (29.2%) Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Sector Overview: Multifamily Indices 2 6 9 14 25 23 35 20 10 8 9 1 1 2 3 0 5 10 15 20 25 30 35 40 < -50.0% -50.0% to - 35.0% -35.0% to - 20.0% -20.0% to - 5.0% -5.0% to 10.0% 10.0% to 25.0% 25.0% to 40.0% 40.0% to 55.0% 55.0% to 70.0% 70.0% to 85.0% 85.0% to 100.0% 100.0% to 115.0% 115.0% to 130.0% 130.0% to 145.0% > 145.0% # o f C om pa nie s 16

4 Year Total Return Price Div Total Price Div Total Price Div Total Company Component Return Company Component Return Company Component Return 1. CoreSite Realty 272.0% 59.0% 330.9% 81. Brandywine Realty 26.0% 22.4% 48.3% 161. MedEquities Realty NA NA NA 2. Preferred Apt Comm 162.4% 81.4% 243.8% 82. American Campus 26.0% 20.9% 46.9% 162. New Senior Invt NA NA NA 3. CyrusOne Inc 197.0% 43.4% 240.4% 83. Urstadt Biddle 19.6% 26.2% 45.8% 163. City Office REIT NA NA NA 4. QTS Realty Trust 184.1% 41.5% 225.6% 84. LTC Properties Inc 19.8% 25.8% 45.7% 164. CIM Comm Tr NA NA NA 5. DATA CENTER SECTOR 184.1% 41.5% 225.6% 85. Ventas Inc 5.3% 40.0% 45.2% 165. Easterly Gvt Ppts NA NA NA 6. Equinix (REIT) 182.1% 43.3% 225.4% 86. Chesapeake Lodging 15.9% 28.2% 44.1% 166. NorthStar Europe NA NA NA 7. Digital Realty Tr 146.2% 50.4% 196.6% 87. Pebblebrook Hotel 22.5% 20.6% 43.1% 167. New York REIT NA NA NA 8. Eqty LifeStyle 142.1% 26.3% 168.5% 88. Boston Properties 21.4% 20.1% 41.5% 168. Paramount Grp Inc NA NA NA 9. Sun Communities 120.4% 39.5% 159.9% 89. OFFICE SECTOR 26.0% 15.5% 41.5% 169. TIER REIT Inc NA NA NA 10. MFG HOUSING SECTOR 120.4% 39.5% 159.9% 90. HEALTHCARE SECTOR 8.8% 32.6% 41.4% 170. Urban Edge Ppts NA NA NA 11. Rexford Industrial 122.8% 29.8% 152.6% 91. Weyerhaeuser Co 22.0% 18.3% 40.3% 171. Washington Prime NA NA NA 12. Terreno Realty 114.8% 26.5% 141.3% 92. TIMBER SECTOR 22.0% 18.3% 40.3% 172. Bluerock Resdl NA NA NA 13. Monmouth RE Invt 92.3% 45.5% 137.9% 93. W. P. Carey Inc. 10.0% 30.2% 40.3% 173. NexPoint Resdl Tr NA NA NA 14. Extra Space stge 103.4% 31.1% 134.5% 94. Hospitality Ppts 4.4% 34.2% 38.6% 174. National Storage NA NA NA 15. DCT Industrial Tr 101.1% 26.1% 127.2% 95. Piedmont Office Tr 15.8% 22.2% 38.0% 175. Apple Hospitality NA NA NA 16. Alexandria RE 94.4% 28.1% 122.5% 96. Medical Properties 4.6% 33.0% 37.6% 176. Xenia Hotels & Res NA NA NA 17. Universal Health 72.6% 37.6% 110.2% 97. Federal Realty 23.3% 14.3% 37.6% 177. Four Corners Ppty NA NA NA 18. UMH Ppts Inc 61.0% 48.0% 109.1% 98. Gaming and Leisure (21.0%) 58.2% 37.2% 178. Global Net Lease NA NA NA 19. Duke Realty Corp 80.3% 27.6% 107.9% 99. Welltower 12.3% 24.5% 36.8% 179. Gramercy Property NA NA NA 20. INDUSTRIAL SECTOR 80.3% 27.6% 107.9% 100. American Assets Tr 22.4% 12.9% 35.4% 180. Seritage Growth NA NA NA 21. Summit Hotel Ppts 71.7% 31.7% 103.4% 101. Chatham Lodging 8.8% 26.3% 35.1% 181. STORE Capital Corp NA NA NA 22. CubeSmart 77.5% 24.0% 101.6% 102. Macerich Co 9.0% 24.6% 33.6% 182. Invitation Homes NA NA NA 23. First Indl Realty 79.9% 19.5% 99.4% 103. American Homes 27.2% 5.8% 33.0% 183. CatchMark Timber NA NA NA 24. Amer Tower (REIT) 84.0% 14.1% 98.1% 104. Weingarten Realty 11.8% 21.2% 33.0% 184. Uniti Group NA NA NA 25. Ryman Hospitality 60.3% 36.4% 96.7% 105. Cousins Properties (17.0%) 48.8% 31.8% 185. Farmland Partners NA NA NA 26. Prologis Inc 69.2% 24.7% 93.9% 106. Equity Cmnwlth 29.9% 1.4% 31.4% 186. InfraREIT (REIT) NA NA NA 27. Armada Hoffler 51.4% 42.4% 93.8% 107. Forest City Realty 27.3% 3.9% 31.2% 187. MGM Growth Ppts NA NA NA 28. Agree Realty Corp 57.6% 36.1% 93.7% 108. Corp Office Ppts 31.0% 0.0% 31.0% 188. OUTFRONT (REIT) NA NA NA 29. PS Business Parks 67.4% 25.6% 93.0% 109. GGP 13.8% 15.5% 29.3% 30. Aimco 68.4% 23.0% 91.4% 110. Vornado Realty Tr (14.9%) 44.1% 29.2% 31. MAA 63.7% 26.7% 90.4% 111. Simon Property 5.5% 23.5% 29.0% 32. Douglas Emmett Inc 70.1% 20.1% 90.2% 112. Acadia Realty Tr 10.8% 18.0% 28.8% 33. Hudson Pacific 72.8% 17.0% 89.8% 113. SHOP CTR SECTOR 6.8% 22.0% 28.8% 34. Camden Ppty Tr 55.5% 34.2% 89.7% 114. Select Income REIT (8.1%) 36.5% 28.4% 35. Iron Mountain Inc 35.2% 53.8% 89.0% 115. Lexington Realty (3.6%) 31.1% 27.5% 36. UDR Inc 64.9% 24.1% 89.0% 116. Mack-Cali Realty 10.8% 14.9% 25.6% 37. Getty Realty Corp 52.5% 35.8% 88.3% 117. Host Hotels&Resort 4.6% 19.4% 24.1% 38. SBA Comms (REIT) 83.6% 0.0% 83.6% 118. LODGING SECTOR 4.4% 19.7% 24.1% 39. Physicians Realty 47.7% 35.4% 83.1% 119. Cedar Realty Trust 6.8% 14.2% 21.0% RMS 48.93% 40. Lamar Advertising 50.5% 29.8% 80.3% 120. SL Green Realty 8.8% 11.2% 20.0% S&P 500 55.96% 41. Equity Resdl 33.0% 44.2% 77.2% 121. Rayonier Inc (28.4%) 42.4% 14.1% DJIA 61.54% 42. MULTIFAMILY SECTOR 55.5% 21.7% 77.2% 122. Sr Housing Ppts Tr (17.6%) 31.2% 13.6% 43. Essex Property Tr 57.4% 18.5% 75.9% 123. Retail Properties (5.9%) 18.9% 13.0% 44. AvalonBay Cmnties 53.4% 20.2% 73.6% 124. DiamondRock Hsptly (4.8%) 17.4% 12.5% 45. EastGroup Ppts Inc 49.2% 23.5% 72.7% 125. Columbia Ppty Tr (7.8%) 19.5% 11.7% 46. Healthcare Trust 43.6% 27.6% 71.2% 126. Ashford Hsplty Tr (49.3%) 60.7% 11.4% 1. Preferred Apt Comm 162.4% 81.4% 243.8% 47. Healthcare Realty 43.4% 27.1% 70.6% 127. Omega Healthcare (15.2%) 25.5% 10.3% 2. Aimco 68.4% 23.0% 91.4% 48. One Liberty Ppts 28.4% 41.4% 69.9% 128. Spirit Realty (15.8%) 26.0% 10.2% 3. MAA 63.7% 26.7% 90.4% 49. Gladstone Comm 18.8% 47.8% 66.6% 129. Ramco-Gershenson (10.8%) 20.3% 9.5% 4. Camden Ppty Tr 55.5% 34.2% 89.7% 50. Highwoods Ppts Inc 40.6% 25.8% 66.4% 130. LaSalle Hotel (12.3%) 21.8% 9.5% 5. UDR Inc 64.9% 24.1% 89.0% 51. EPR Properties 30.8% 35.2% 66.0% 131. Kimco Realty Corp -8.64% 16.39% 7.75% 6. Equity Resdl 33.0% 44.2% 77.2% 52. Realty Income Corp 38.4% 27.6% 66.0% 132. Brixmor Property -8.19% 15.86% 7.67% 7. Essex Property Tr 57.4% 18.5% 75.9% 53. Crown Castle Intl 44.6% 20.9% 65.5% 133. Gvt Ppts Incm Tr -24.05% 31.34% 7.29% 8. AvalonBay Cmnties 53.4% 20.2% 73.6% 54. Independence Realt 17.6% 46.4% 64.0% 134. RLJ Lodging Trust -14.45% 19.16% 4.71% 9. Independence Realt 17.6% 46.4% 64.0% 55. STAG Indl Inc 27.0% 34.5% 61.5% 135. Franklin St Ppts -19.29% 23.79% 4.50% 10. BRT Apartments 55.0% 2.7% 57.7% 56. Kilroy Realty 43.0% 17.6% 60.6% 136. Gladstone Land -17.04% 17.58% 0.54% 11. Investors RE Trust (29.7%) 21.3% (8.4%) 57. Education RealtyTr 36.3% 24.1% 60.3% 137. Taubman Centers -17.52% 17.73% 0.21% 12. #REF! NA NA NA 58. Potlatch Corp 36.4% 23.1% 59.4% 138. MALL SECTOR -17.52% 17.73% 0.21% 13. #REF! NA NA NA 59. Washington REIT 33.5% 25.3% 58.8% 139. Sabra Health Care -27.40% 23.56% -3.84% 14. #REF! NA NA NA 60. BRT Apartments 55.0% 2.7% 57.7% 140. Hersha Hospitality -23.47% 18.02% -5.45% 15. #REF! NA NA NA 61. TRIPLE NET SECTOR 22.1% 35.4% 57.5% 141. HCP Inc -32.68% 24.85% -7.83% 16. #REF! NA NA NA 62. Liberty Ppty Trust 27.8% 29.1% 56.9% 142. Investors RE Trust -29.68% 21.32% -8.36% 17. #REF! NA NA NA 63. OFF/IND SECTOR 29.9% 27.0% 56.9% 143. iStar Inc -11.77% 0.00% -11.77% 18. #REF! NA NA NA 64. Empire State Rlty 44.2% 12.3% 56.5% 144. Kite Realty Grp Tr -29.23% 14.19% -15.04% 19. #REF! NA NA NA 65. Global Slf Stge 26.9% 29.0% 55.9% 145. CoreCivic Inc. -35.80% 20.21% -15.59% 20. #REF! NA NA NA 66. SELF STOR SECTOR 30.7% 25.3% 55.9% 146. Tanger Factory -27.48% 11.51% -15.97% 21. #REF! NA NA NA 67. Natl Health Invrs 26.5% 28.6% 55.1% 147. Extended Stay Am -30.99% 12.00% -18.98% 22. #REF! NA NA NA 68. Sotherly Hotels 27.1% 27.7% 54.8% 148. Pennsylvania REIT -34.51% 13.09% -21.42% 23. #REF! NA NA NA 69. Regency Centers 36.9% 17.9% 54.8% 149. VEREIT -39.28% 16.35% -22.93% 24. #REF! NA NA NA 70. Retail Opportunity 32.5% 22.2% 54.7% 150. Global Medical -95.75% 56.87% -38.89% 25. #REF! NA NA NA 71. CorEnergy Infrastr 4.5% 49.6% 54.1% 151. DDR Corp -50.12% 10.32% -39.80% 26. #REF! NA NA NA 72. STDNT HOUS SECTOR 31.1% 22.5% 53.6% 152. Reven Housing REIT -43.47% 0.00% -43.47% 27. #REF! NA NA NA 73. Life Storage 30.7% 22.3% 52.9% 153. SINGLE FAMILY SECTOR -43.47% 0.00% -43.47% 28. #REF! NA NA NA 74. SPECIALTY SECTOR 20.2% 32.5% 52.7% 154. Altisource Resdl -59.03% 14.31% -44.72% 29. #REF! NA NA NA 75. GEO Group Inc 13.0% 38.3% 51.3% 155. Wheeler REIT -67.59% 18.11% -49.48% 30. #REF! NA NA NA 76. Natl Retail Ppts 25.4% 23.7% 49.1% 156. Ashford Hsplty Pr -60.00% 5.20% -54.80% 77. Public Storage 30.4% 18.6% 49.1% 157. CBL Ppty -69.54% 11.70% -57.84% 78. Saul Centers Inc 30.8% 18.0% 48.8% 158. Condor Hospitality -69.56% 2.92% -66.63% 79. Whitestone REIT 6.3% 42.5% 48.8% 159. CareTrust REIT NA NA NA 80. Sunstone Hotel 21.8% 26.6% 48.4% 160. Community Hlthcr NA NA NA Source: Public Filings, Capital IQ, SNL Financial Note: Analysis based on reported consolidated financial statements Sector Overview: Multifamily Indices 20 10 8 12 15 8 18 8 5 10 4 3 13 7 17 0 5 10 15 20 25 < .0% .0% to 10.0% 10.0% to 20.0% 20.0% to 30.0% 30.0% to 40.0% 40.0% to 45.0% 45.0% to 55.0% 55.0% to 58.0% 58.0% to 63.0% 63.0% to 73.0% 73.0% to 78.0% 78.0% to 88.0% 88.0% to 98.0% 98.0% to 110.0% > 110.0% # o f C om pa nie s 17